===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             CTN MEDIA GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             CTN MEDIA GROUP, INC
                              3350 Peachtree Road
                                  Suite 1500
                               Atlanta, GA 30326


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on May 9, 2001


To our Stockholders:


     The Annual Meeting of Stockholders of CTN Media Group, Inc., formerly known as College Television Network, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 9, 2001 at 10:00 a.m. Atlanta time, at The Standard Club, 6230 Abbots Bridge Road, Duluth, Georgia 30155, to consider and act upon the following matters:

     1. to elect up to eleven (11) directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. to ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year; and

     3. to transact such other business as may properly come before the Annual Meeting or any adjournment of the Meeting.

     Stockholders of record at the close of business on March 23, 2001 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All Stockholders are cordially invited to attend the Annual Meeting.

                                      By Order of the Board of Directors

                                      /s/  Patrick G. Doran
                                      ---------------------------------------
                                      Patrick G. Doran
                                      Chief Financial Officer and Secretary

Atlanta, Georgia
April 13, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                             CTN MEDIA GROUP, INC.
                              3350 Peachtree Road
                                  Suite 1500
                               Atlanta, GA 30326

                            ----------------------
                                PROXY STATEMENT
                            ----------------------


                                April 13, 2001


                INFORMATION CONCERNING SOLICITATION AND VOTING

          This Proxy Statement and the enclosed Proxy Card are solicited by the Board of Directors of CTN Media Group, Inc. ("CTN" or the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 9, 2001 at 10:00 a.m. Atlanta time, at The Standard Club, 6230 Abbots Bridge Road, Duluth, Georgia 30155, and at any adjournment of that meeting. All Proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the Proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any Proxy may be revoked by a Stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

          The Board of Directors has fixed March 23, 2001 as the record date for determining Stockholders who are entitled to vote at the Annual Meeting. At the close of business on March 23, 2001, there were outstanding and entitled to vote 15,085,746 shares of the $.005 par value per share common stock of the Company (the "Common Stock") and 2,176,664 shares of the $.001 par value per share Series A Convertible Preferred Stock of the Company (the "Series A Preferred"). Each share of Common Stock is entitled to one vote, and each share of Series A Preferred is entitled to vote on an as-converted basis based on the number of shares of Common Stock the Series A Preferred was convertible into as set on the date of issuance. As of March 23, 2001, the Series A Preferred were convertible into 7,255,546 shares of Common Stock (the "Voting Preferred Stock").

          The Company's Annual Report to Stockholders for the year ended December 31, 2000 is being mailed to the Company's Stockholders with this Notice of Meeting and Proxy Statement on or about April 13, 2001. The Company will, upon written request of any Stockholder, furnish without charge a copy of its Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, without exhibits. Exhibits will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Company, Attention of Patrick G. Doran, Chief Financial Officer, 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326.

          The affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and the Voting Preferred Stock, present or represented at the Annual Meeting, is required for the election of directors and the ratification of independent accountants.

          Shares of Common Stock and Voting Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Annual Meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions will be treated as shares present and represented, while votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will not be treated as shares present or represented. Thus, for matters that require the affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock and Voting Preferred Stock present or represented at the Annual Meeting, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of April 5, 2001, the beneficial ownership of the Company's outstanding Common Stock and Voting Preferred Stock of (i) each person known by the Company to own beneficially more than 5% of either class of the Company's voting securities, (ii) each member of the Company's Board of Directors and each nominee to serve on the Board of Directors, (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below, and (iv) all current directors and executive officers as a group:

                                     Common Stock                Series A Preferred Stock         Series B Preferred Stock
                                  Beneficially Owned                Beneficially Owned               Beneficially Owned
                           --------------------------------  -------------------------------  -------------------------------
Name and Address (1) of    Number of Shares   Percentage of  Number of Shares  Percentage of  Number of Shares  Percentage of
   Beneficial Owner          Common Stock       Class (2)    Preferred Stock     Class (2)    Preferred Stock      Class (2)
-------------------------  ----------------   -------------  ----------------  -------------  ----------------  -------------
U-C Holdings, L.L.C. (3).   24,761,153              87.6%         2,176,664          100%         266,666            100%

Avy H. Stein (4).........   24,761,153              87.6%         2,176,664          100%         266,666            100%

Daniel M. Gill (4).......   24,761.153              87.6%         2,176,664           100%        266,666            100%

Jason Elkin (5)(6).......      150,000               1.0%               ---           ---             ---            ---

Patrick G. Doran (5)(9).       202,650               1.3%               ---           ---             ---            ---

Neil Dickson (5)(6).....       150,000               1.0%               ---           ---             ---            ---

Thomas Rocco (5)........           ---               ---                ---           ---             ---            ---

Geoffrey Kanter (5)(6)..       150,000               1.0%               ---           ---             ---            ---

C. Thomas McMillen (10).        75,000                 *                ---           ---             ---            ---

Hollis W. Rademacher
    (5)(10)..............       75,000                 *                ---           ---             ---            ---

Stephen Roberts (7)(11).        88,320                 *                ---           ---             ---            ---

James W. Wood (10)......        75,000                 *                ---           ---             ---            ---

Sergio Zyman (5)(8).....        50,000                 *                ---           ---             ---            ---

Steven Haft(8)..........        50,000                 *                ---           ---             ---            ---

Martin Grant............           ---               ---                ---           ---             ---            ---

All directors and executive
 officers as a group
 (13 persons)(12).......    25,827,123                88%         2,176,664           100%        266,666            100%

--------------------------------------

* Indicates beneficial ownership of less than one (1%) percent.

(1) The business address of Messrs. Elkin, Dickson, and Doran is 3350 Peachtree Road, Suite 1500, Atlanta, Georgia 30326. The business address of Mr. Roberts is c/o The S. Roberts Company, 1321 7th Street, Suite 202, Santa Monica, California 90401. The business address of Mr. Rocco is c/o CTN Media Group, Inc., 32 East 57th Street, New York, New York 10022. The business address of U-C Holdings, L.L.C., Messrs. Stein and Gill is c/o Willis Stein & Partners, L.P., 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606. The business address of Mr. Kanter is c/o Market Place Media, 26 Castillian Drive, Santa Barbara, California 93117. The business address of Mr. Rademacher is 55 West Monroe Street, Suite 2530, Chicago, Illinois 60603. The business address of Mr. McMillen is c/o CTM Capital, 666 11th Street N.W., Suite 200, Washington, DC 20001. The business address of Mr. Wood is c/o First Union Corporation, 301 South College Street,

     Floor DC5, Charlotte, North Carolina 28288. The business address of Mr. Haft is c/o Haft International, 130 W. 57th Street, Suite SE, New York, New York 10019. The business address of Mr. Zyman is P.O. Box 724705, Atlanta, Georgia 31139. Except as otherwise indicated, each beneficial owner has the sole power to vote and, as applicable, dispose of all shares owned by such beneficial owner.
(2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security that such person or persons have or have the right to acquire within 60 days is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes (i) 2,992,426 shares of Common Stock subject to warrants exercisable within 60 days and currently exercisable Equity Protection Agreements entered into between the Company and U-C Holdings on April 25, 1997; (ii) 2,176,664 shares of Series A Preferred that are presently convertible into 8,592,119 shares of Common Stock, including accrued and unpaid dividends that may be paid in stock; and (iii) 266,666 shares of the Company's $.001 par value per share Series B Convertible Preferred Stock which were acquired by U-C Holdings on April 5, 2001 and which are presently convertible into 1,599,996 shares of Common Stock. Does not include additional shares of Common Stock that will be issuable to U-C Holdings after the effective date of an amendment to the terms of the Series A Preferred that reduces the conversion price thereof from $4.50 to $2.50. U-C Holdings, L.L.C. is a Delaware limited liability company. Willis Stein & Partners, L.P., a Delaware limited partnership, is its Managing Member and has the power to direct the voting and disposition of all of the capital stock held by U-C Holdings, L.L.C. The general partner of Willis Stein & Partners, L.P. is Willis Stein & Partners, L.L.C., a Delaware limited liability company, of which John R. Willis, Avy H. Stein, Daniel M. Gill and Daniel H. Blumenthal are the Founding Members. Each such person may, through Willis Stein & Partners, be deemed to share the power to direct the voting and disposition of all of the shares held by U-C Holdings, L.L.C. The address of each such entity and person is c/o Willis Stein & Partners, 227 West Monroe Street, Suite 4300, Chicago, Illinois 60606.
(4) All of such shares are held by U-C Holdings, L.L.C., Messrs. Stein and Gill may be deemed to beneficially own the securities of the Company owned by U-C Holdings, L.L.C. by virtue of their status as Founding Members of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., which serves as the Managing Member of U-C Holdings, L.L.C. as disclosed in footnote 3.
(5) Does not include shares owned by U-C Holdings, L.L.C., in which Messrs. Elkin, Doran, Dickson, Rocco, Kanter, Rademacher and Zyman hold management and/or investor units.
(6)  Includes 150,000 shares subject to options exercisable within 60 days.
(7) Includes 7,320 shares of Common Stock held by the Roberts Family Trust of 1991, of which Mr. Roberts is co-trustee.
(8)  Includes 50,000 shares subject to options exercisable within 60 days.
(9)  Includes 202,650 shares subject to options exercisable within 60 days.
(10) Includes 75,000 shares subject to options exercisable within 60 days.
(11) Includes 81,000 shares subject to options exercisable within 60 days.
(12) Includes 4,051,076 shares subject to options and warrants exercisable within 60 days.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

Nominees for Election

          The Board of Directors currently consists of ten members. At the Annual Meeting of Stockholders, eleven directors will be elected for a one-year term that will expire upon the election and qualification of successor directors at the 2002 Annual Meeting of Stockholders. There are no family relationships between any of the directors or executive officers of the Company.

          Each of the current members of the Board of Directors has been nominated to stand for reelection as a director at the Annual Meeting of Stockholders. The current directors of the Company who have been nominated to stand for re-election are Jason Elkin, Daniel M. Gill, Geoffrey Kanter, C. Thomas McMillen, Hollis W. Rademacher, Stephen Roberts, Avy H. Stein, James Wood, Sergio Zyman, and Steven Haft. Thomas Rocco has been selected as a nominee to be elected to the Board.

          The following reflects certain biographical information on the persons who have been nominated for election to the Board of Directors of the Company at the Annual Meeting of Stockholders:

          JASON ELKIN, age 53, has been a director and Chairman of the Board of the Company since May 1997 and Chief Executive Officer of the Company since April 1997. From September 1996 until April 1997, Mr. Elkin was a consultant for U.S. Broadcast Group, L.L.P. (which owned and operated seven television stations) and acted as Chief Executive Officer. Mr. Elkin was the Chairman and Chief Executive Officer of Future Vision Television,

Inc., which was the general partner of New Vision TV, L.P. from December 1993 until March 1995. Prior to forming New Vision TV, L.P., Mr. Elkin was a television broadcast manager for over 20 years.

          DANIEL M. GILL, age 37, has been a director of the Company since July 19, 1999. Mr. Gill is a founding member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., a private equity fund formed in December 1995. From 1990 until 1995, Mr. Gill was a managing director of Continental Illinois Venture Corporation and was responsible for deal flow origination, investment decision-making, transaction negotiation, portfolio oversight and disposition. Mr. Gill presently serves on the Board of Directors of Racing Champions Corporation.

          STEVEN HAFT, age 51, has been a director of the Company since June 2000. Mr. Haft has been a producer of film and television since 1982. His productions have garnered 7 Oscar nominations, 8 Emmy nominations and a Peabody award. Among Haft Entertainment's productions are Dead Poets Society, Hocus Pocus, Emma, and Jakob the Liar. Mr. Haft serves as Co-Executive Producer of MAD TV, now in its fifth year on the Fox Network. Prior to entering the entertainment field, Mr. Haft had a 15 year career in politics, law and public policy. He currently serves on the Board of Directors of The Sundance Institute and The Creative Coalition. He is an elected member of both the Academy of Motion Pictures, Arts and Sciences and the Academy of Television Arts and Sciences.

          GEOFFREY KANTER, age 34, joined the Company as president of the Company's wholly-owned subsidiary, Armed Forces Communications, Inc., d/b/a Market Place Media, in August 1999 and has served as a director of the Company since January 2000. From July 1997 to July 1999, Mr. Kanter served as Chief Executive Officer of Cover Concepts Marketing Services, a wholly owned subsidiary of PRIMEDIA Inc., a publicly traded media company. From April 1997 through July 1997, Mr. Kanter also served as a Director of PRIMEDIA. From August 1994 until July 1997, Mr. Kanter was the Managing Director of Burlington Industries' international subsidiary in Paris, France. Mr. Kanter is a graduate of Duke University and Harvard Business School.

          C. THOMAS McMILLEN, age 48, has been a director of the Company since June 1998. From February, 1999 to the present, Mr. McMillen has served as Chairman of the Board of WebHealthy, Inc., an Internet healthcare services company. From November 1999 to the present, Mr. McMillen has also served as Chief Executive Officer and Chairman of the Board of The Risk Group, Inc., a provider of insurance services. Mr. McMillen served as the Chairman of the Board of Directors and Chief Executive Officer of Complete Wellness Centers, Inc. from November 1994 until February 1999. He was also the President of Complete Wellness Centers, Inc. until April 1996. In 1993, Mr. McMillen formed McMillen and Company, Inc., a health care consulting firm, and subsequently from November 1993 through March 1994, assumed the role of Chief Administrative Officer of Clinicorp, Inc., a publicly-traded physician practice management company. Mr. McMillen was also a director of Clinicorp, Inc., from January 1993 through December 1994. Clinicorp, Inc. filed for Chapter 11 bankruptcy protection in June 1996. From 1987 to 1993, Mr. McMillen served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. He was named by President Clinton to Co-Chair the President's Council on Physical Fitness and sports in 1993 and served until December 1997.

          HOLLIS W. RADEMACHER, age 65, has been a director of the Company since June 1997. Mr. Rademacher is currently a private investor and consultant. From 1987 until his retirement in 1993, he served as Chief Financial Officer of Continental Bank Corporation and Continental Bank, N.A. in Chicago, Illinois. Prior to being named Chief Financial Officer of Continental, he held various positions with that company including Chief Credit Officer and Executive Vice President. Mr. Rademacher currently serves on the board of directors for Wintrust Financial Corporation (and several of its subsidiaries), Schawk, Inc. and The Restaurant Company, as well as a number of other privately held businesses.

          STEPHEN ROBERTS, age 62, has been a director of the Company since January 1991. Mr. Roberts has been the president of The S. Roberts Co., which provides consulting services to the entertainment industry, since August 1985. From 1967 through 1985, Mr. Roberts was the President of Twentieth-Century Fox Telecommunications and a member of the boards of Twentieth Century-Fox Film Corporation and the Chairman of CBS/Fox Company. He began his career in the motion picture industry more than thirty-five years ago. Mr. Roberts was the recipient of the Pioneer Award from the International Tape Association, in recognition of his role in helping to create the international home video business. Mr. Roberts is a member of the Academy of Motion

Pictures, Arts and Sciences, and the Academy of Television Arts and Sciences and a former director of the Motion Picture Association of America.

          THOMAS A. ROCCO, age 50, has been nominated to serve on the Board of Directors of the Company. Mr. Rocco joined the Company in December 2000 as President of Advertising and has served as the Company's President since January 2001. From February 2000 until December 2000, Mr. Rocco was Vice President at Microcast, Inc., the nation's highest capacity turnkey provider of Internet video streaming services. From 1993 to 1999, Mr. Rocco was Vice President of National Sales for Discovery Networks, where he was responsible for handling sales for Discovery and The Learning Channel and the launches of The Travel Channel, Animal Planet, Discovery Health and BBC America. From 1991 to 1993, Mr. Rocco served as Vice President, Client Marketing and Sales Development for the NBC Television Network, where he worked directly with clients and their agencies to better market their product through NBC services and properties.

          AVY H. STEIN, age 46, has been a director of the Company since May 1997. Mr. Stein is a founding member of Willis Stein & Partners, L.L.C., the general partner of Willis Stein & Partners, L.P., a private equity fund formed in December 1995. From 1989 until 1994, Mr. Stein was a managing director of Continental Illinois Venture Corporation ("CIVC") and was responsible for deal flow origination, investment decision-making, transaction negotiation, portfolio oversight and disposition. From 1980 until 1983, Mr. Stein was an attorney with the law firm of Kirkland & Ellis. From 1984 until 1985, Mr. Stein was President of Cook Energy Corporation, an oil and gas exploration and production company and Vice President of Corporate Planning and Legal Affairs at Cook International, Inc. In 1985, he founded and became Chief Executive Officer and majority shareholder of Regent Corporation, which focused on making and managing acquisitions in the electronic security and personal emergency response industries. From 1988 until joining CIVC in 1989, Mr. Stein was a special consultant on acquisitions, dispositions and restructurings to the Chief Executive Officer of NL Industries, Inc. and its affiliates. Mr. Stein presently serves on the Boards of Directors of Racing Champions Corporation and Tremont Corporation.

          JAMES W. WOOD, age 38, has been a director of the Company since April 1998. Mr. Wood has served as the Managing Director of Media Communications for First Union Securities in Charlotte, North Carolina since September 1986.

          SERGIO ZYMAN, age 55, has been a director of the Company since February 1999. Mr. Zyman has served as president of Sergio Zyman & Company, a consulting and investment company, since November 1998. From May 1999 through the present, Mr. Zyman has also served as Chief Executive Officer and Chairman of the Board of Zyman Marketing, a provider of marketing knowledge. From August 1993 until November 1998, Mr. Zyman served as Chief Marketing Officer of The Coca-Cola Company. Mr. Zyman presently serves on the Board of Directors of Gap, Inc.

          The Board of Directors of the Company recommends that Stockholders vote for the election of each of the nominees to serve on the Board of Directors as named above.

Committees of the Board of Directors

          The Board of Directors has established a Stock Option and Compensation Committee, on which Messrs. Rademacher, Roberts and Stein served throughout 2000. The Board of Directors has also established an Audit Committee, comprised of a majority of independent directors, on which Messrs. Rademacher, Gill, and Wood served throughout 2000. The Stock Option and Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for the Company's executive officers. The Stock Option and Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Company does not have a standing nominating committee. The Board of Directors also established an Executive Committee on February 15, 1999 to which the Board delegated substantial authority for the types of actions that can be taken by the full Board of Directors. The members of the Executive Committee are Messrs. Elkin, Stein and Rademacher.

Compensation Committee Report on Executive Compensation

          The Stock Option and Compensation Committee of the Company's Board of Directors has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company's compensation program for executive officers and other key employees, and the basis on which the 2000 compensation was determined for the executive officers of the Company, with particular detail given to the 2000 compensation for the Company's Chief Executive Officer.

          The Committee's overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company's business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company's long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

          Base Salary. Base Salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives and changes in the executives' responsibilities.

          Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives. The incentive bonus to each executive officer is based on the individual executive's performance as it relates to the Company's performance.

          Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholder's return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 2000, options to purchase an aggregate of 700,000 shares of Common Stock were granted to the Company's executive officers.

          Other Benefits. Benefits offered to the Company's executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability, or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all of the Company's regular employees.

          Chief Executive Officer. The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company's performance. Jason Elkin has served as the Company's Chief Executive Officer since April 1997. For the twelve-month period commencing on May 1, 2000, Mr. Elkin's base salary was set at $564,300. The Committee believes the compensation paid to Mr. Elkin is reasonable.


                              Stock Option and Compensation Committee

                              Hollis Rademacher
                              Stephen Roberts
                              Avy H. Stein


Report of the Audit Committee

          The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

          During fiscal 2000, the Audit Committee of the Board of Directors developed an updated charter for the Committee, which was approved by the full Board. The complete text of the new charter is reproduced as Annex A to this Proxy Statement.

          In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

          With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

          During the year, the Board examined the composition of the Audit Committee in light of the adoption by the National Association of Securities Dealers of new rules governing audit committees. Based upon this examination, the Board confirmed that two members of the Audit Committee are "independent" within the meaning of the new rules. Due to Daniel Gill's affiliation with U-C Holdings, L.L.C., the majority stockholder of the Company, Mr. Gill is not considered "independent" within the meaning of the new rules. The Company intends to replace Mr. Gill on the Audit Committee with Mr. Roberts, who will be considered "independent" under the new rules.

          On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                              Audit Committee

                              Hollis Rademacher, Chairman
                              James Wood
                              Daniel Gill

Meetings of the Board of Directors and its Committees

          During the year ended December 31, 2000, the Board of Directors of the Company held two meetings and acted five times by written consent. The Stock Option and Compensation Committee acted eighteen times by written consent in lieu of a meeting. The Audit Committee held three meetings, and the Special Finance Committee acted two times by written consent. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

Compensation of Directors

          Directors of the Company are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committees on which they may serve. Directors do not presently receive any fees for attendance or participation at Board or committee meetings. The Company also has adopted the Outside Directors' 1996 Stock Option Plan (the "Outside Directors' Plan"), pursuant to which grants of options to purchase shares of Common Stock may be made to members of the Board of Directors who are not employees of the Company ("Eligible Directors"). A person who satisfies the definition of Eligible Director is not automatically entitled to option grants under the Outside Directors' Plan. The Board of Directors has the authority under the Outside Directors' Plan to determine whether, when and in what amount option grants will be made to Eligible Directors, and the Board is not required to grant the same number of options to different Eligible Directors. In 2000, the Board of Directors granted options to purchase 75,000 shares of Common Stock to Mr. Haft pursuant to the Outside Directors' Plan.

Related Party Transactions

          The Company entered into a Consulting and Equity Purchase Agreement with Sergio Zyman, a director of the Company, on March 26, 1999, pursuant to which Mr. Zyman provides consulting services to the Company in connection with the development, branding, expansion, direction, operation, management and sales of the Company. The agreement has an indefinite term that ends upon 90 days written notice by either party to the other party. Pursuant to the agreement, the Company will pay Mr. Zyman a cash payment of up to 10% of all increases in the Company's revenue in which Mr. Zyman assists the Company in developing, achieving and/or closing. To date, nothing has been paid to Mr. Zyman with respect to this provision. The agreement further provides that, if Mr. Zyman obtains a purchaser for the Company in a transaction that is accepted by the Company and closed, he will receive a 1% to 3% broker's fee based on the value of the transaction. Mr. Zyman is also entitled to receive 50 Management Units in U-C Holdings, L.L.C. for each $5,000,000 increase in revenue received by the Company based upon the assistance, development and contacts of Mr. Zyman, provided that Mr. Zyman is still serving as a member of the Board of Directors of the Company. In addition, the agreement provides that Mr. Zyman shall receive, for a cost of $200, 200 Management Units of U-C Holdings, L.L.C., which become vested over the 12-month period from the date of the agreement provided that Mr. Zyman is still serving as a member of the Board of Directors of the Company and the consulting agreement has not been terminated.

          Stephen Roberts, a director of the Company, is also the President of The S. Roberts Company, which is a sales representative for the Company. During the fiscal year ended December 31, 2000, in the ordinary course of business, the Company paid sales commissions to The S. Roberts Company of approximately $110,000. In 1999, Mr. Roberts was President and 50% owner of R&G
Communications, Inc., to which the Company paid sales commissions of approximately $180,000 during the fiscal year ended December 31, 1999.

          The Company owns iD8 Marketing, formerly Sadler Streib & Loveless Marketing ("iD8"). The founder of iD8, Sharon Sadler, is the spouse of Jason Elkin, the Chairman and Chief Executive Officer of the Company.

          The Company employs two individuals, Dennis Elkin and Eric Sadler, who are related to Jason Elkin, the Chairman and Chief Executive Officer of the Company. Total compensation paid (including fringe benefits) to Dennis Elkin in 2000 was approximately $67,692. In addition, the Company granted to Dennis Elkin 3,000 stock options valued at approximately $250 during 2000 pursuant to the Company's 1996 Stock Incentive Plan. Total compensation paid (including fringe benefits) to Mr. Sadler in 2000 was approximately $63,500. In addition, the

Company granted to Mr. Sadler 3,500 stock options valued at approximately $375 during 2000 pursuant to the Company's 1996 Stock Incentive Plan.

Executive Officers

          The executive officers of the Company are as follows:

                Name                           Age                                     Title
-------------------------------------       ---------       -----------------------------------------------------------
Jason Elkin..........................           53          Chairman of the Board and Chief Executive Officer
Thomas Rocco.........................           50          President
Patrick Doran........................           44          Chief Financial Officer and Secretary
Neil Dickson.........................           41          Executive Vice President, Treasurer and General Counsel
Geoffrey Kanter......................           34          President of Armed Forces Communications, Inc.

          See "Election of Directors" for biographical information relating to Messrs. Elkin, Rocco, and Kanter. The following reflects certain biographical information for Mr. Doran and Mr. Dickson:

          PATRICK G. DORAN, age 44, has served as the Chief Financial Officer and Secretary of the Company since September 1997. Mr. Doran also served as Treasurer of the Company from September 1997 until April 2000. Mr. Doran was the Vice President-Operations and Planning for Turner Pictures Worldwide Distribution, a division of Turner Broadcasting System, Inc., from January 1994 until June 1997, and he served as Vice President-Group Controller for the Syndication and Licensing Group of Turner Broadcasting System, Inc. from September 1987 until December 1993. Prior to joining Turner Broadcasting, Mr. Doran held various managerial and executive positions at Columbia Pictures and MGM Studios.

          NEIL H. DICKSON, age 41, has served as the Executive Vice President, Treasurer and General Counsel of the Company since April 2000. Mr. Dickson has been practicing law for over 17 years. From December 1996 through April 2000, Mr. Dickson was a partner at Morris, Manning, & Martin, LLP, a major southeastern law firm. From 1984 through 1996, Mr. Dickson was the managing partner at Gray & Gilliland, PC. Mr. Dickson has extensive experience representing media and technology clients as a corporate, M&A and securities lawyer. Mr. Dickson earned a B.A. from the University of Michigan in 1981 and a J.D. from the University of Buffalo School of Law in 1984.

          The Company's executive officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements. Each of Jason Elkin, Thomas Rocco, Patrick Doran, Neil Dickson, and Geoffrey Kanter has entered into a multi-year employment agreement with the Company. See "Employment Agreements." No family relationships exist between any directors or executive officers of the Company.

Executive Compensation

          The following table sets forth certain information with respect to the annual and long-term compensation for the fiscal years ended December 31, 2000, 1999, and 1998, of (i) the Company's Chief Executive Officer, (ii) each of the other executive officers of the Company serving as of December 31, 2000, and
(iii) the most highly compensated executive officer of the Company during 2000 who was not serving as of December 31, 2000 (such persons are sometimes collectively referred to herein as the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                                         Long-Term
                                                                Annual Compensation                    Compensation
                                                       -------------------------------------     -------------------------
                                                                                                   Securities Underlying
Name and Principal Position (1)          Year              Salary                 Bonus                   Options
--------------------------------     ------------      ----------------      ---------------     -------------------------
Jason Elkin                              2000              $555,542              $100,000                 100,000
 Chief Executive Officer                 1999               458,654               100,000                  50,000
 and Chairman of the Board               1998               329,769               100,000                    ---

Thomas Rocco(2)                          2000              $ 15,384                   ---                  50,000
 President                               1999                   ---                   ---                     ---
                                         1998                   ---                   ---                     ---

Patrick Doran (3)                        2000              $291,096              $ 30,000                 200,000
 Chief Financial Officer                 1999               234,846                60,000                  20,000
 and Secretary                           1998               172,923                60,000                  15,000

Neil Dickson(4)                          2000              $242,307                   ---                 150,000
 Executive Vice President,               1999                   ---                   ---                     ---
 Treasurer and General Counsel           1998                   ---                   ---                     ---

Geoffrey Kanter(5)                       2000              $318,000                   ---                 100,000
 President of Armed Forces               1999               134,428              $ 50,000                  50,000
 Communications, Inc.                    1998                   ---                   ---                     ---
 (subsidiary)

Martin Grant(6)                          2000              $518,600                   ---                 100,000
 Former President                        1999               305,077              $100,000                  50,000
                                         1998                   ---                   ---                     ---

__________________________
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.
(2) Mr. Rocco joined the Company in December 2000 as President of Advertising Sales and has served as our President since January 2001.
(3)  Mr. Doran joined the Company in September 1997.
(4)  Mr. Dickson joined the Company in April 2000.
(5)  Mr. Kanter joined the Company in July 1999.
(6) Mr. Grant joined the Company in May 1999 and resigned from the Company in December, 2000.

Stock Option Grants

          The following table sets forth information concerning stock option grants made during the year ended December 31, 2000 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                        Number of           % of Total
                                       Securities             Options
                                       Underlying            Granted to
                                         Options            Employees in           Exercise Price           Expiration
              Name                       Granted          Fiscal Year 2000          ($/Share)(1)               Date
--------------------------------     ---------------     -------------------     ------------------      -----------------
Jason Elkin(2)..................         100,000                  7.2%                $ 7.50                   2/17/10
Thomas Rocco(3).................          50,000                  3.6                   5.75                  12/11/05
Patrick Doran(4)................          50,000                  3.6                  9.625                    1/1/10
Patrick Doran(4)................         100,000                  7.2                   7.50                   2/17/10
Patrick Doran(5)................          50,000                  3.6                   5.50                  10/25/05
Neil Dickson(6).................         150,000                 10.9                  5.375                   4/15/10
Martin Grant(2)(7)..............         100,000                  7.2                   7.50                   2/17/10
Geoffrey Kanter(8)..............         100,000                  7.2                   7.50                   2/17/10

________________________
(1) The exercise price of the options granted was equal to the fair market value of the underlying stock on the date of grant.
(2) Grants became exercisable on May 1, 2000.
(3) Grants become exercisable in equal installments on the first three anniversaries of the date of grant. Vesting may be accelerated upon the occurrence of certain events.
(4) Grants became exercisable on January 1, 2001.
(5) Grant becomes exercisable on October 25, 2001. Vesting may be accelerated upon the occurrence of certain events.
(6) Grant becomes exercisable on April 15, 2001. Vesting may be accelerated upon the occurrence of certain events.
(7) Pursuant to the terms of the stock option plan, Mr. Grant's options expired 30 days from the effective date of resignation.
(8) Grant became exercisable on September 16, 2000.

Stock Option Holdings in 2000

          The following table sets forth information concerning unexercised options, including the aggregate dollar value of in-the-money options, held by the Named Executive Officers as of December 31, 2000 and as adjusted to reflect the one-for-five reverse stock split effective November 12, 1997. The closing price of the Common Stock underlying the options on December 29, 2000 (the last trading day of the fiscal year) on The Nasdaq SmallCap Market ("Nasdaq") was $5.25 per share. No options were exercised by the Named Executive Officers in the year ended December 31, 2000.

                         FISCAL YEAR-END OPTION VALUES


                                              Number of Securities                         Value of Unexercised
                                             Underlying Unexercised                            In-the-Money
                                          Options at December 31, 2000                 Options at December 31, 2000
                                     ---------------------------------------     ----------------------------------------
              Name                     Exercisable          Unexercisable           Exercisable           Unexercisable
--------------------------------     ---------------     -------------------     -----------------      -----------------
Jason Elkin.....................         150,000                     ---              $   0.00                $  0.00
Thomas Rocco....................             ---                  50,000                  0.00                   0.00
Patrick Doran...................          52,650                 212,550               135,450                 41,400
Neil Dickson....................             ---                 150,000                  0.00                   0.00
Geoffrey Kanter.................         150,000                     ---                  0.00                   0.00
Martin Grant....................         150,000                     ---                  0.00                   0.00

Long-Term Incentive Plan Awards

          No awards were made by the Company under any long-term incentive plan during the year ended December 31, 2000.

Employment Agreements

          Messrs. Elkin, Rocco, Doran, Dickson, and Kanter are employed by the Company pursuant to written employment agreements. Mr. Grant entered into an employment agreement with the Company in May, 1999 and entered into a severance agreement upon the termination of employment in January, 2001.

          Mr. Elkin's employment agreement, which was amended on May 22, 2000, extends the term of his employment until April 25, 2004 and is automatically renewed for additional one-year periods unless either party provides written notice of termination at least six months in advance of the termination date. Mr. Elkin received an annual salary of $513,000 for the twelve months ended April 29, 2000 plus options to purchase 150,000 shares of the Company's Common Stock. Such options vested in full on May 1, 2000. Mr. Elkin will receive an annual salary of at least $564,300 for the twelve months ended April 30, 2001. Mr. Elkin's employment agreement provides him with an annual raise of at least ten percent and an annual bonus in an amount determined by the Compensation Committee. If Mr. Elkin is terminated without cause, he would be entitled to his salary for the remaining portion of the term of his employment agreement. Mr. Elkin's employment agreement also contains a covenant not to compete with the Company.

          Mr. Rocco's employment agreement has a term of two years from December 11, 2000. Mr. Rocco's contract provides that he is entitled to an annual salary of $500,000, subject to increases in the discretion of the Board of Directors, an annual bonus to be determined by the Company on a yearly basis and an automobile allowance of $1,000 per month. Mr. Rocco's annual bonus is calculated as ten percent (10%) of net revenue (net of agency commission and sales commission) that exceeds the Company's revenue projection for the network as determined by the Company on an annual basis. If Mr. Rocco is terminated without cause, he would be entitled to his base salary for the remainder of the term of his employment agreement. Pursuant to his employment agreement and at the discretion of the Board of Directors, Mr. Rocco has been granted options to purchase 50,000 shares of

Common Stock. Such options vest over three years, with immediate vesting upon a change of control of the Company. Mr. Rocco's Employment Agreement also includes a covenant not to compete with the Company.

          Mr. Doran's employment agreement had an initial term of three years from September 10, 1997, which term was extended for an additional three year term beginning January 1, 2000. Mr. Doran's contract, as amended as of January 1, 2000, provides that he is entitled to an annual salary of $275,000, subject to increases in the discretion of the Board of Directors and an annual bonus to be determined by the Company on a yearly basis. The amount and calculation of Mr. Doran's annual bonus is the sum of (i) $20,000 if the Company achieves 80% of its affiliate relations goal (to be determined by the Company), plus (ii) $20,000 if the Company achieves 80% of its stated sales goal (to be determined by the Company), plus (iii) $20,000 at the discretion of the Chief Executive Officer of the Company and the Board of Directors. In the event that the Company does not achieve 80% of its affiliate relations goal or stated sales goal, Mr. Doran may still receive a bonus at the discretion of the Chief Executive Officer of the Company and the Board of Directors. If Mr. Doran is terminated without cause, he would be entitled to his base salary plus benefits and bonus for the remainder of the term of his employment agreement. Pursuant to the original employment agreement and amended employment agreement, Mr. Doran has been granted options to purchase 265,200 shares of Common Stock, such options to vest in full on October 25, 2001. Mr. Doran's employment agreement also includes a covenant not to compete with the Company.

          Mr. Dickson's employment agreement has a term of four years from April 15, 2000. Mr. Dickson's contract provides that he is entitled to an annual salary of $350,000 and an automobile allowance of $750 per month. Mr. Dickson's contract provides him with an annual raise of at least ten percent and an annual bonus of up to $50,000 payable at the sole discretion of the Chief Executive Officer of the Company. If Mr. Dickson is terminated without cause, he would be entitled to his base salary (as adjusted for raises) for the remainder of the employment period. Pursuant to the employment agreement, Mr. Dickson has been granted options to purchase 150,000 shares of Common Stock, such options to vest in full on April 15, 2001. Mr. Dickson's contract also includes a covenant not to compete with the Company.

          Mr. Kanter's employment agreement has a term of three years from August 23, 1999. Mr. Kanter's contract provides that he is entitled to an annual salary of $300,000, subject to increases in the discretion of the Board of Directors, an annual bonus to be determined by the Company on a yearly basis and an automobile allowance of $750 per month. The amount and calculation of Mr. Kanter's annual bonus is the sum of (i) $100,000 if Market Place Media achieves 100% of its EBITDA (as calculated by the Company), plus (ii) such amount as the Board of Directors of the Company determines from time to time. If Mr. Kanter is terminated without cause, he would be entitled to his base salary for the remainder of the term of his employment agreement. Pursuant to his employment agreement and at the discretion of the Board of Directors, Mr. Kanter has been granted options to purchase 150,000 shares of Common Stock, such options to vest in full on September 16, 2000. Mr. Kanter's employment agreement also includes a covenant not to compete with the Company.

          Mr. Grant's employment agreement provided him with an annual salary of $500,000 for the twelve months ended May 24, 2000. Mr. Grant received a salary of $304,908 pursuant to his employment agreement for the period from May 25, 2000 through December 31, 2000. Mr. Grant's employment agreement also contains covenants that prohibit him from competing with the Company, from soliciting employees of the Company and from disclosing the Company's confidential information. Mr. Grant was released from his position with the Company in January 2001. On January 15, 2001, Mr. Grant entered into a Payment Agreement and General Release with the Company and U-C Holdings, L.L.C., pursuant to which Mr. Grant agreed to waive any and all claims that he may have against the Company or U-C Holdings, L.L.C. in connection with the termination of his employment or otherwise. The Company agreed to pay Mr. Grant the pro-rata portion of his base salary through and including October 15, 2001, which payments shall be payable in regular installments in accordance with the Company's general payroll practices. The Company also agreed to permit Mr. Grant and his dependents to continue to receive benefits under the Company's health and dental insurance policies until the earlier of the date Mr. Grant accepts other employment or October 15, 2001.

Indemnification of Directors and Officers

          The Company's Restated Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law (the "GCL"), whereby officers and directors of the Company are to be indemnified against certain liabilities. The Restated Certificate of Incorporation also limits to the fullest extent permitted by the GCL a director's liability to the Company or its Stockholders for monetary damages for breach of any fiduciary duty as a director, except where a director (i) breaches his or her duty of loyalty to the Company or its Stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of the law, (iii) authorizes payment of an unlawful dividend or stock repurchase or redemption or
(iv) obtains an improper personal benefit. This provision of the Restated Certificate of Incorporation has no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty. The Company believes that these provisions will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than ten (10%) percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, the following persons failed to file on a timely basis reports required by Section 16(a) of the 1934 Act, for the transactions indicated, during the twelve months ended December 31, 2000:


Name of Reporting Person                         Description
------------------------      --------------------------------------------------
Steve Haft                    Initial report on Form 3 was due June 12, 2000 and
                              filed July 26, 2000
Sergio Zyman                  Statement in Changes in Ownership on Form 4 was
                              due on August 10, 2000 and filed on August 15,
                              2000

                            STOCK PERFORMANCE GRAPH

          The following line-graph provides a comparison of the cumulative total shareholder return on the Company's Common Stock for the period beginning on December 31, 1995 through December 31, 2000, against the cumulative shareholder return during such period achieved by The Russell 2000 Index ("Russell 2000") and PRIMEDIA, Inc., a publicly-traded media company ("PRIMEDIA"). The graph assumes that $100 was invested on December 31, 1995 in our Common Stock and in each of the comparison investments, and assumes reinvestment of dividends, if any.

                             [Graph appears here]

          12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/2000
          --------  --------  --------  --------  --------  ----------
CTN         100       38.78     22.86     31.84    130.62      68.57
Russell     100      116.49    142.55    138.92    168.45     163.36
PRIMEDIA    100       88.66    104.12     97.94    136.08      98.45

The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                  PROPOSAL 2
                     SELECTION OF INDEPENDENT ACCOUNTANTS

          Subject to ratification by the Stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP ("PWC"), as the Company's independent accountants for the year ending December 31, 2001. If the Stockholders do not ratify the selection of PWC, the Board of Directors will reconsider the matter. Representatives of PWC are expected to be present at the Annual Meeting of Stockholders. They will be available to respond to appropriate questions from Stockholders.

          The Company engaged PWC, then known as Price Waterhouse, L.L.P., effective June 24, 1997, as the principal accountant to audit the Company's financial statements. During the Company's three most recent fiscal years and any subsequent interim periods prior to engaging PWC, neither the Company nor anyone on its behalf consulted PWC regarding any matter described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Audit Fees

          The aggregate fees billed by PWC for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-KSB for Fiscal Year 2000, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-QSB during Fiscal Year 2000 totaled $240,000.

Financial Information Systems Design and Implementation Fees

          No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to the Company PWC for professional services in fiscal year 2000.

All Other Fees

          The aggregate fees billed by PWC for professional services rendered other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were $41,500. The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of PWC.

          The Board of Directors of the Company recommends that Stockholders vote for the ratification of PricewaterhouseCoopers LLP as independent accountants.


                            SOLICITATION OF PROXIES

          The Board of Directors does not know of any other matters that may come before the Annual Meeting of Stockholders. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote, or otherwise act, in accordance with their judgment on such matters.

          All costs of solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit Proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

                                 OTHER MATTERS

          Proposals of Stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Atlanta, Georgia not later than December 14, 2001 for inclusion in the Proxy Statement for that Meeting.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Jason Elkin
                                    -----------------------------------------
                                    Jason Elkin
                                    Chairman of the Board and Chief Executive
                                      Officer

                                  APPENDIX A

                             CTN MEDIA GROUP, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     . Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

     . Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning with the Corporation.

     . Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.4 below.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

3. Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No.
    61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants
-----------------------

4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of the Corporation. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

5.  Oversee independence of the accountants by:

    . receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standing 1 ("ISB No. 1");

    . reviewing and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the accountants; and

    . recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

Financial Reporting Process
---------------------------

6. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

7. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

8. Establish regular systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

9. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

Legal Compliance/General
------------------------

10. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

11. Report through its Chairperson to the Board following meetings of the Audit Committee.

12. Maintain minutes or other records of meetings and activities of the Audit Committee.

                             CTN Media Group, Inc.
                              3350 Peachtree Road
                                  Suite 1500
                            Atlanta, Georgia 30326

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jason Elkin and Patrick G. Doran, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of CTN Media Group, Inc. held of record by the undersigned on March 23, 2001, at the Annual Meeting of Stockholders to be held on May 9, 2001 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                       (Please date and sign on reverse)
                          (Continued on reverse side)

                        Please date, sign and mail your
                        proxy card as soon as possible.

                       Annual Meeting of Stockholders of
                             CTN Media Gruop, Inc.

                                  May 9, 2001

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

The Board of Directors Recommends a vote "FOR all nominees" in Proposal 1 and "FOR" Proposals 2 and 3.

Proposal 1 - Election of the following Nominees as Directors:
                                          Nominees:  Jason Elkin      C. Thomas McMillen    Stephen Roberts  Sergio Zyman
FOR all Nominees           WITHHELD                  Daniel M. Gill   Hollis W. Rademacher  Avy H. Stein     Steven Haft
listed at right        for all Nominees              Geoffrey Kanter  Thomas A. Rocco       James W. Wood
(except as marked      listed at right
to the contrary)
    [_]                      [_]          (To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)
-----------------------------------------------------------------------------------------------------------------------------------
Proposal 2 - Approval of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2001:

For      [_]     Against      [_]     Abstain      [_]

-----------------------------------------------------------------------------------------------------------------------------------
The shares represented by this Proxy will be voted as directed by the
Stockholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted "FOR" all nominees in Proposal 1 and "FOR" Proposal 2.

                                                                   Please mark, date and sign as your name appears
                                                                above and return in the enclosed envelope.

                                                                Date
                                                                      -------------------------------------------------------------
                                                                Signature
                                                                           --------------------------------------------------------
                                                                Signature if held jointly
                                                                                          -----------------------------------------
     Please sign exactly as your name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.